Post-Qualification Amendment No. 2

File No. 024-10671

PART II

OFFERING CIRCULAR

 Groundfloor Real Estate 1, LLC

Eleven Series of Limited Recourse Obligations

Totaling $1,794,090

Dated: May 24, 2017

This Post-Qualification Amendment No. 2 (this “PQA”) amends the offering circular of Groundfloor Real Estate 1, LLC, dated April 14, 2017, as qualified on May 5, 2017, as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $1,794,090 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 11 separate series of LROs to be issued by Groundfloor Real Estate 1, LLC (the “Company,” “GRE 1,” “we,” “us,” or “our”).

We make LROs available for investment on a web-based investment platform www.groundfloor.com (the “Groundfloor Platform”) owned and operated by Groundfloor Finance Inc. (“Groundfloor” or “Groundfloor Finance”). We operate out of the same offices as Groundfloor Finance. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from GRE 1 (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of GRE 1. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 11 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that the officers of our sole member and manager, Groundfloor Finance, will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$57,300	N/A	$57,300	N/A
Total Maximum	$1,794,090	N/A	$1,794,090	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10671) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the Financial Statements beginning on page F-1 thereof and the form of LRO Agreement beginning on page LRO-1 thereof, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment; and

2.	Offering Circular Supplement No. 1 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

 The following disclosure is added under the tables in the sections titled “The LROs Covered by this Offering Circular” and “Use of Proceeds” on pages 99 and 100, respectively, of the Offering Circular:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
2435 Hillcrest Drive, Atlanta, GA 30344	$57,300
2302 Anoka Avenue, Baltimore, MD 21215	76,840
2449 Lochmoor Place, Saginaw, MI 48603	77,360
231 DeMott Avenue, Clifton, NJ 07011	78,130
235 Bryan Street, McDonough, GA 30253	118,070
1402 Southwest 3rd Street, Delray Beach, FL 33444	132,870
33740 Cooley Road, Columbia Station, OH 44028	144,620
899 Long Iron Drive, Fayetteville, NC 28312	151,750
458 Sycamore Street, New Lenox, IL 60451	221,650
369 Nolan Street Southeast, Atlanta, GA 30315	241,860
822 Argonne Avenue Northeast, Atlanta, GA 30308	493,640
Total	$1,794,090

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-24.

1

PROJECT SUMMARIES FOR PQA NO. 2

## PROJECT SUMMARY | 2435 HILLCREST DRIVE, ATLANTA, GA 30344

A



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 6% | 9 months | 32.7% | $57,300 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Renovation | First Lien | $57,300 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Springboard Realty, LLC
Kevin Holmes - principal

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$175,000
$87,200
Total Project Costs
$87,800
GROUNDFLOOR
$57,300
$30,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $30,000 | Loan To ARV | 32.7% |
| Purchase Date | 12/22/2016 | Loan To Total Project Cost | 65.3% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
7
10
Quality of Valuation Report
3
4
Skin-in-the-Game
6
10
Location
4
8
Borrower Experience
4
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)
$175,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
2435 Hillcrest Drive
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 2435 HILLCREST DRIVE, ATLANTA, GA 30344

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on May 08, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### SPRINGBOARD REALTY, LLC

DATE OF FORMATION ★
12/29/2004

**FINANCIAL DATA**
Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $30K | $0 | 0 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

**PRINCIPAL**
Kevin Holmes

FOCUS
Fix & Flip

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $145K | 9 months | $85K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 2302 ANOKA AVENUE, BALTIMORE, MD 21215

C



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 11% | 12 months | 57.8% | $76,840 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $76,840 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

### BORROWER

GoodH2O Property Management

Tia Goodwater - principal

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$133,000
$37,720
Total Project Costs
$95,280
GROUNDFLOOR
$76,840
$18,440
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $29,200 | Loan To ARV | 57.8% |
| Purchase Date | 05/09/2017 | Loan To Total Project Cost | 80.6% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 5 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 3 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 3 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)

$133,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
The Maryland Zoo in Baltimore
2302 Anoka Avenue
Google
©2017 Google · Map Data Terms of Use Report a map error

Address: 2302 ANOKA AVENUE, BALTIMORE, MD 21215

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on May 09, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The Borrower is a newly formed entity. As such, the Borrower has limited operating history.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### GOODH2O PROPERTY MANAGEMENT

DATE OF FORMATION ★

02/07/2017

**FINANCIAL DATA**
Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

**PRINCIPAL**
Tia Goodwater

FOCUS

Buy & Hold

**GROUNDFLOOR HISTORY** ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 1 | $100K | 3 months | $70K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 2449 LOCHMOOR PLACE, SAGINAW, MI 48603

C



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 10.5% | 9 months | 56.9% | $77,360 | 0 |

### BORROWER

Walther Investment Group
Amanda Stanuszek - principal

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $77,360 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$136,000
$44,140
Total Project Costs
$91,860
GROUNDFLOOR
$77,360
$14,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $60,000 | Loan To ARV | 56.9% |
| Purchase Date | 05/08/2017 | Loan To Total Project Cost | 84.2% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 3 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$136,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Leaside Dr
Basswood Dr
2449 Lochmoor Place
Weiss St
Buckthorne Dr
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 2449 LOCHMOOR PLACE, SAGINAW, MI 48603

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on May 08, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### WALTHER INVESTMENT GROUP

DATE OF FORMATION ★
04/04/2016

FINANCIAL DATA
Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $60K | $0 | 1 | N/A |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 3 | $100K | 40.0% |

PRINCIPAL
Amanda Stanuszek

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 1 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 1 | $160K | 6 months | $100K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 231 DEMOTT AVENUE, CLIFTON, NJ 07011

A



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 5.5% | 6 months | 27.9% | $78,130 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Renovation | First Lien | $78,130 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Whitman, Price, and Bamebridge Holdings, LLC
James Conticello - principal

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW


After Repair Value (ARV)
$280,000
$76,870
Total Project Costs
$203,130
GROUNDFLOOR $78,130
$125,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $185,000 | Loan To ARV | 27.9% |
| Purchase Date | 04/10/2017 | Loan To Total Project Cost | 38.5% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 8 | 10 |
| Quality of Valuation Report | 4 | 4 |
| Skin-in-the-Game | 10 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)

$280,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION


View larger map
Madison Ave
DeMott Ave
231 DeMott Avenue
Clifton Ave
Hudson St
Sylvan Ave
Sheridan Ave
©2017 Google - Map Data Terms of Use Report a map error

Address: 231 DEMOTT AVENUE, CLIFTON, NJ 07011

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on April 28, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- The property was purchased for $185,000. The Borrower intends to use $60,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $125,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### WHITMAN, PRICE, AND BAMEBRIDGE HOLDINGS, LLC

DATE OF FORMATION ★

03/08/2013

FINANCIAL DATA
Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $125K | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | 0.0% |

### PRINCIPAL

James Conticello

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 1 | $250K | 12 months | $180K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 235 BRYAN STREET, MCDONOUGH, GA 30253

C



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 11% | 12 months | 71.8% | $118,070 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $118,070 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Haven Realty Group LLC
Hearn Dukes - principal

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW


After Repair Value (ARV)
$164,400
$30,330
Total Project Costs
$134,070
GROUNDFLOOR
$118,070
$16,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $115,000 | Loan To ARV | 71.8% |
| Purchase Date | 05/24/2017 | Loan To Total Project Cost | 88.1% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



| Factor | Score | Out of |
|---|---|---|
| Loan To ARV Score | 3 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$164,400

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION


View larger map
Sloan St
Bryan St
Cleveland St
235 Bryan Street
Hooten St
College St
Macon
©2017 Google - Map Data Terms of Use Report a map error

Address: 235 BRYAN STREET, MCDONOUGH, GA 30253

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on May 24, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2016 revenue was derived from rental properties because the Borrower's primary focus in 2016 was buy and hold.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### HAVEN REALTY GROUP LLC

DATE OF FORMATION ★
01/08/2010

**FINANCIAL DATA** — Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $560K | $48K | 13 | N/A |

**PROJECTS / REVENUE** — Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 2 | $200K | 40.0% |

### PRINCIPAL

Hearn Dukes

FOCUS
Buy & Hold

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

**HISTORICAL AVERAGES** — Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $180K | 12 months | $105K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 1402 SOUTHWEST 3RD STREET, DELRAY BEACH, FL 33444

C



### BORROWER

Peate Properties
Thomas Peate - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 11% | 12 months | 71.8% | $132,870 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $132,870 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$185,000
$37,810
Total Project Costs
$147,190
GROUNDFLOOR
$132,870
$14,320
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $137,000 | Loan To ARV | 71.8% |
| Purchase Date | 05/16/2017 | Loan To Total Project Cost | 90.3% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 3 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$185,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
SW 2nd St
1402 Southwest 3rd Street
SW 3rd St
Delray Beach
Auburn Trace Apartments
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 1402 SOUTHWEST 3RD STREET, DELRAY BEACH, FL 33444

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on May 16, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### PEATE PROPERTIES

DATE OF FORMATION ★
04/11/2017

FINANCIAL DATA
Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

PRINCIPAL
Thomas Peate

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 1 | $200K | 3 months | $170K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 33740 COOLEY ROAD, COLUMBIA STATION, OH 44028

B



### BORROWER

Lease Purchase Ohio, LLC
Doug Shelton - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 8% | 9 months | 66.6% | $144,620 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $144,620 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$217,000
$20,330
Total Project Costs
$196,670
GROUNDFLOOR
$144,620
$52,050
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $160,000 | Loan To ARV | 66.6% |
| Purchase Date | 03/31/2017 | Loan To Total Project Cost | 73.5% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 4 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$217,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
33740 Cooley Road
141
Hawke Rd
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 33740 COOLEY ROAD, COLUMBIA STATION, OH 44028

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on March 31, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### LEASE PURCHASE OHIO, LLC

DATE OF FORMATION ★
04/24/2014

**FINANCIAL DATA**
Reporting date: 03/31/17

| Value of Properties | Total Debt |
|---|---|
| $290K | $0 |

| Unsold Inventory | Aged Inventory |
|---|---|
| 1 | N/A |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue |
|---|---|
| 38 | $4.9M |

| Gross Margin % |
|---|
| 34.85% |

**PRINCIPAL**
Doug Shelton

FOCUS
Fix & Flip

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid |
|---|---|
| 0 | 0 |

| On Time Repayment |
|---|
| N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue |
|---|---|
| 20 | $130K |

| Average Project Time | Average Total Project Costs |
|---|---|
| 6 months | $90K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 899 LONG IRON DRIVE, FAYETTEVILLE, NC 28312

B



**BORROWER**

Merrimack Enterprises, LLC
Khaled Abdel-Fattah - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 8.5% | 12 months | 60.7% | $151,750 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $151,750 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW


After Repair Value (ARV)
$250,000
$69,500
Total Project Costs
$180,500
GROUNDFLOOR
$151,750
$28,750
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $149,734 | Loan To ARV | 60.7% |
| Purchase Date | 04/28/2017 | Loan To Total Project Cost | 84.1% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 5 | 10 |
| Quality of Valuation Report | 4 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 4 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)

$250,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION


View larger map
Golf Club
899 Long Iron Drive
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 899 LONG IRON DRIVE, FAYETTEVILLE, NC 28312

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 28, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### MERRIMACK ENTERPRISES, LLC

DATE OF FORMATION ★

05/26/2016

**FINANCIAL DATA**
Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 1 | $160K | 37.5% |

**PRINCIPAL**
Khaled Abdel-Fattah

FOCUS

Fix & Flip

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 7 | $330K | 4 months | $250K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 458 SYCAMORE STREET, NEW LENOX, IL 60451 C BORROWER TC2, LLC Tom Coffey - principal Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 58.3% $221,650 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $221,650 Balloon payment - principal and interest returned on repayment / due at maturity. Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $380,000 Total Project Costs $295,660 $84,350 GROUNDFLOOR $221,650 $74,000 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $220,000 Purchase Date 05/22/2017 Loan To ARV 58.3% Loan To Total Project Cost 75.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 1 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $380,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 458 SYCAMORE STREET, NEW LENOX, IL 60451 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on May 22, 2017 by Groundfloor Finance Inc. (“Groundfloor”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate1, LLC (“GRE 1”, “the Company,” “we,” “us,” or “our”) and Groundfloor (as GRE 1’s agent) will continue to administer and service the loan as further described in the Offering Circular. The Principal has not undertaken any projects in the past. As such, the Principal’s experience average revenue, costs, and margins cannot be calculated. The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular, for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES We generally charges borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. We does not take a “spread” on any part of the interest payments. Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See “Fees and Related Expenses” in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therin. You, may access and review these documents on the Internal Fillings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TC2, LLC FINANCIAL DATA Reporting date: 03/31/17 PROJECTS / REVENUE Reporting period: 2016 DATE OF FORMATION ⋆ 11/23/2014 Value of Properties $0 Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory N/A Gross Margin % N/A PRINCIPAL Tom Coffey GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2016 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 0 Average Project Revenue $0 On Time Repayment N/A Average Project Time 0 months Average Total Project Costs $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-33

## PROJECT SUMMARY | 369 NOLAN STREET SOUTHEAST, ATLANTA, GA 30315

B



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 8.5% | 12 months | 62.8% | $241,860 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $241,860 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

### BORROWER

The Purple Octopus, LLC
Christine Mann - principal

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$385,000
$101,740
Total Project Costs
$283,260
GROUNDFLOOR
$241,860
$41,400
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $99,500 | Loan To ARV | 62.8% |
| Purchase Date | 05/17/2017 | Loan To Total Project Cost | 85.4% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 5 5
Borrower Commitment 1 1

## VALUATION REPORTS

As Complete (ARV)
$385,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



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CHOSEWOOD PARK
369 Nolan Street Southeast
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Address: 369 NOLAN STREET SOUTHEAST, ATLANTA, GA 30315

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on May 17, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular. for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### THE PURPLE OCTOPUS, LLC

DATE OF FORMATION ★
06/01/2014

FINANCIAL DATA
Reporting date: 03/31/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

PRINCIPAL
Christine Mann

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 4 | $325K | 9 months | $230K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 822 ARGONNE AVENUE NORTHEAST, ATLANTA, GA 30308 B BORROWER WH Ventures Frank Iglesias - principal Rate Projected Term Loan to ARV Loan Amount Investors 11% 9 months 61.7% $493,640 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $493,640 Balloon payment - principal and interest returned on repayment / due at maturity. Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $800,000 Total Project Costs $548,490 $251,510 GROUNDFLOOR $493,640 $54,850 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $400,000 Purchase Date 12/30/2016 Loan To ARV 61.7% Loan To Total Project Cost 90.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $800,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 822 ARGONNE AVENUE NORTHEAST, ATLANTA, GA 30308 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on December 30, 2016 by Groundfloor Finance Inc. (“Groundfloor”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this is offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC (“GRE 1,” the “Company,” “we,” “us,” or “our”) and Groundfloor (as GRE 1’s agent) will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken one project in the past, and has not sold it yet. As such, the Borrower’s average revenue, costs, and margins cannot be calculated Under our Grading Algorithm, the loasn was originally a B grade with an interest rate of 8.5%; however has elected to pay higher interest rate to make it more marketable and to help ensure that the Project receives funding. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES We generally charges borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. We do not take a “spread” on any part of the interest payments. Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See “Fees and Related Expenses” in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 2 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therin, You, may access and review these documents on the Internal Fillings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. WH VENTURES FINANCIAL DATA Reporting date: 03/31/17 PROJECTS / REVENUE Reporting period: 2016 DATE OF FORMATION ⋆ 04/01/2013 Value of Properties $400K Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 1 Aged Inventory 0 Gross Margin % N/A PRINCIPAL Frank Iglesias GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2016 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 7 Average Project Revenue $365K On Time Repayment N/A Average Project Time 3 months Average Total Project Costs $275K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-35

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Real Estate 1, LLC Articles of Organization		1-A	024-10671	2.1	January 25, 2017

2.2	Groundfloor Real Estate 1, LLC Operating Agreement		1-A	024-10671	2.2	January 25, 2017

3.1	Form of Investor Agreement		1-A/A	024-10671	3.1	April 14, 2017

4.1	Standard Form of LRO Agreement		1-A/A	024-10671	4.1	April 14, 2017

6.1	Form of Loan Agreement		1-A/A	024-10671	6.1	April 14, 2017

6.2	Form of Promissory Note		1-A/A	024-10671	6.2	April 14, 2017

10.1	Power of attorney		1-A	024-10671	10.1	January 25, 2017

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10671	11.1	April 14, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 24, 2017.

GROUNDFLOOR REAL ESTATE 1, LLC

By:	Groundfloor Finance Inc., its Manager

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer of Groundfloor Finance Inc. (Principal Executive Officer)	May 24, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance Inc. (Principal Financial Officer and Principal Accounting Officer)	May 24, 2017
Nick Bhargava

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact